August 29, 2005






Securities and Exchange Commission
Office of Public Utility Regulation
450 Fifth Street, N.W.
Washington, D.C. 20549

                   RE: Application/Declaration of Allegheny Energy, Inc., et al. in File No. 70-10270
                         -----------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Allegheny Energy, Inc., a Maryland corporation ("Allegheny"), Monongahela Power Company, an Ohio corporation ("Monongahela"), and Allegheny Energy Service Corporation, a Maryland corporation (collectively with Allegheny and Monongahela, the "Applicants") in connection with the Application/Declaration on Form U-1 (File No. 70-10270) filed by the Applicants on December 1, 2004, as amended from time to time, including on the date hereof (the "Application"), under the Public Utility Holding Company Act of 1935, as amended (the "Act"). As described in further detail in the Application, the Applicants request an order of the Securities and Exchange Commission (the "Commission") authorizing the sale by Monongahela of all of the common stock of Mountaineer Gas Company and certain utility assets that Monongahela currently owns, as well as authorizing certain other transactions associated with such sales (the "Proposed Transactions").

         In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

         (a) the Application;

         (b) the Acquisition Agreement, as defined in the Application and attached thereto as Exhibit B; and

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         (c) the form of the Transition Services Agreement, as defined in the
Application and attached thereto as Exhibit I.

         We have assumed that the Applicants have been duly organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation, and that the Applicants have complied with all aspects of applicable laws of such jurisdictions in connection with the Proposed Transactions. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Applicants and others and of public officials.

         We do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware and the laws of the State of New York (other than securities and other anti-fraud laws) that are normally applicable to any of the Proposed Transactions and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-opined on law on the opinions herein stated. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect. With respect to the opinions set forth below, it should be noted that we have not reviewed or considered any documents (other than Exhibits B and I attached to the Application), laws, rules, regulations or judicial decisions, nor have we made any legal judgment with respect thereto, as would typically be the case in rendering a legal opinion. Rather, such matters are the subject of the list of assumptions set forth herein. Such is the case because no specific terms of any Proposed Transactions or proposed documentation, other than Exhibits B and I attached to the Application, has been presented to us for our consideration and, thus, it is not possible to form a legal conclusion with respect thereto. Moreover, we are not representing the Applicants in connection with the preparation of such documentation and we have not been asked to represent them in connection with the consummation of the Proposed Transactions.

         Based on the foregoing and subject to the limitations, qualifications, exceptions, and assumptions set forth below, we are of the opinion that:

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         1. The state laws applicable to the Proposed Transactions will have been complied with.

         2. The consummation of the Proposed Transactions will not violate the legal rights of the holders of any securities issued by the Applicants or any of their respective subsidiaries and associate companies.

         The opinions set forth above are subject to the following additional qualifications, assumptions and limitations:

         (a) the Proposed Transactions shall have been duly authorized and approved by the boards of directors, members, partners, trustees, any security holders or managers or other governing bodies of the Applicants, as required, and the appropriate approvals shall be given and shall remain in effect at the closing thereof;

         (b) the Applicants shall have obtained all approvals, amendments, consents, waivers and releases, if any, required for the Proposed Transactions, including under all applicable governing corporate or other organizational documents, contracts, agreements, debt instruments, indentures, leases, franchises, licenses and permits;

         (c) appropriate corporate, partnership, limited liability company, association or trust actions shall have been taken by both the issuer and acquirer of any securities or the seller and acquirer of any assets issued, sold, transferred, disposed of or acquired in any of the Proposed Transactions, and the documents with respect thereto shall have been duly authorized, executed and delivered by the parties thereto with all appropriate transfer or other taxes paid;

         (d) each of the Applicants shall at the time of the Proposed Transactions be an entity duly organized and validly existing and in good standing in the jurisdiction in which it is domiciled;

         (e) the Proposed Transactions shall have been duly authorized and approved, to the extent necessary, by any regulatory authorities or court having jurisdiction over the Proposed Transactions, and the Applicants shall have obtained, and the Proposed Transactions will be consummated in accordance with, required approvals, authorizations, consents, certificates and orders of all state, local and federal commissions or regulatory authorities having jurisdiction over the Proposed Transactions or the Applicants, and all such required approvals, authorizations, consents, certificates, orders and registrations shall remain in effect at the closing thereof;

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         (f) the Commission shall have duly entered an appropriate order or orders granting and permitting the Application to become effective with respect to the Proposed Transactions;

         (g) the opinion set forth in paragraph 2 above is limited to the rights of holders of securities created or arising under Opined on Law or any agreement or instrument governed by Opined on Law;

         (h) the validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

         (i) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on each of the Proposed Transactions contemplated by the Application;

         (j) we do not express any opinion as to the enforceability of any rights to indemnification or contribution that may be violative of the public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation);

         (k) we have assumed that the execution and delivery by the Applicants of any documents entered into in connection with the Proposed Transactions and the performance by the Applicants of their obligations under any of the Proposed Transactions does not and shall not conflict with, contravene, violate or constitute a default under (i) any charter, by-law or other organizational document, (ii) any lease, indenture, instrument or other agreement to which the Applicants or any of their respective subsidiaries or associate companies or their property is or may be subject in the future, (iii) any law, rule or regulation to which the Applicants or any of their respective subsidiaries or associate companies are or may in the future be subject, (iv) any judicial, regulatory or administrative order or decree of any governmental authority, or
(v) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority;

         (l) we express no opinion as to the enforceability of provisions in any guarantee agreement or the effect thereof on the opinions herein stated to the extent that any such guarantee agreement provides that the obligations of the

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Applicants are absolute and unconditional irrespective of the value, genuineness, regularity or enforceability of such guarantee agreement;

         (m) with respect to the enforceability of obligations under any corporate document, contract, agreement, debt instrument or indenture entered into or that shall be entered into by the Applicants in connection with the Proposed Transactions, we note that a U.S. federal court would award a judgment only in U.S. dollars and that a judgment of a court in the State of New York rendered in a currency other than the U.S. dollar would be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of such judgment. We do not express any opinion as to the enforceability of the provisions of any such corporate document, contract, agreement, debt instrument or indenture to the extent that they directly or indirectly provide for indemnity by any party thereto against any loss in obtaining the currency due to such party under such documents from a court judgment in another currency;

         (n) we have assumed that any corporate document, contract, agreement, debt instrument or indenture in connection with the Proposed Transactions shall be governed by the laws of the State of New York and with respect to the enforceability of the choice of New York law provisions in any such corporate document, contract, agreement, debt instrument or indenture in connection with the Proposed Transactions, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law ss.ss. 5-1401 (McKinney 2001) and N.Y. CPLR 327(b) (McKinney 2001) and is subject to the qualifications that such enforceability may be limited by public policy considerations of any jurisdiction, other than the courts of the State of New York, in which enforcement of such provisions, or of a judgment upon an agreement containing such provisions, is sought;

         (o) we have assumed, without independent investigation or verification of any kind, that the choice of New York law to govern any document, contract, agreement, debt instrument or indenture entered into or that shall be entered into by the Applicants in connection with the Proposed Transactions, is legal, valid and effective under the laws of all applicable jurisdictions, including the States of New York and Delaware;

         (p) we have assumed that the Proposed Transactions shall comply with all applicable laws;

         (q) we have assumed the due execution and delivery by the parties to any contract, agreement, debt instrument or indenture in connection with the Proposed Transactions and, the validity and binding effect thereof on such parties;

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         (r) the consummation of the Proposed Transactions shall be conducted under our supervision and all legal matters incident thereto shall be satisfactory to us, including the receipt in satisfactory form of opinions of other counsel qualified to practice in jurisdictions in which we are not admitted to practice, as we may deem appropriate;

         (s) we have assumed that the Transition Services Agreement identified in Exhibit I attached to the Application will be executed and delivered in the form examined by us; and

         (t) we have assumed that none of the properties or other assets that is the subject of the Proposed Transactions is or will be subject to any mortgage, encumbrance, lien or security interest.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Application. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.


                               Very truly yours,


                               Skadden, Arps, Slate, Meagher & Flom LLP